UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2013

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of acquisition or Disposition of Assets.

On September 16, 2013, MVP REIT, Inc. (the “Company”) announced that it has formed a limited liability company with Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRM II”) to acquire a 299-unit self-storage facility located adjacent to Nevada Highway in Boulder City, NV.  The Company and VRM II will hold a 51% and 49% interest, respectively in the limited liability company. The limited liability company will be jointly managed by MVP Realty Advisors, LLC and Vestin Mortgage, LLC. The Company has the right, at any time, with ten (10) days written notice, to purchase VRM II’s interest in the limited liability company (the “Purchase Right”).  The price for the Purchase Right shall be equal to VRM II’s Capital Contribution plus a 7.5% annual cumulative return less any Distributions received by VRM II.

The $5.2 million acquisition closed September 12, 2013.  The self-storage facility was originally constructed on nearly an acre in 1996; the facility quickly outgrew its original size, expanding in both 2000 and 2006. Today the five acre, 23-building facility consists of two separate sites, totaling approximately 112,000 rentable square feet, including 288 single-story units with an additional 11 open recreational vehicle spaces. The facility is currently more than 97% occupied.  The Company and VRM II financed $2.7 million of the purchase with American Family Insurance Company through a 7-year term loan amortized over 25 years at 4.35% APR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT, INC.

Date: September 17, 2013	By	/s/ Dustin Lewis
Dustin Lewis
Chief Financial Officer